Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-92331) pertaining to the 401(k) Plan of Hewlett-Packard Company of our report dated June 29, 2011, with respect to the financial statements and schedule of the Hewlett-Packard Company 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP
 San Jose, California
June 29, 2011

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